Exhibit 21.1

Mirion Technologies, Inc.

List of Subsidiaries

Mirion Technologies (TopCo), Ltd.	Jersey

Mirion IntermediateCo, Inc.	Delaware, USA

Mirion Technologies (HoldingSub1), Ltd.	United Kingdom

Mirion Technologies (HoldingSub2), Ltd.	United Kingdom

Mirion Technologies (US Holdings), Inc.	Delaware, USA

Mirion Technologies (HoldingRep), Ltd.	United Kingdom

Mirion Technologies (UK), Ltd.	United Kingdom

Mirion Technologies (Global), Ltd.	United Kingdom

Mirion Technologies (US), Inc.	Delaware, USA

IST Acquisitions, LLC	Delaware, USA

Mirion Technologies (GDS), Inc.	Delaware, USA

Mirion Technologies (Conax Nuclear), Inc.	New York, USA

Mirion Technologies (Canberra), Inc.	Delaware, USA

Mobile Characterization Services LLC	New Mexico, USA

Materials Characterization Company LLC	New Mexico, USA

Mirion Technologies (France) SAS	France

Mirion Technologies (IST) Corporation	New York, USA

Mirion Technologies (IST France) SAS	France

Mirion Technologies (MGPI) SAS	France

Mirion Technologies (Canberra) SAS	France

Mirion Technologies (RADOS) Oy	Finland

Mirion Technologies (Germany) GmbH	Germany

Mirion Technologies (MGPI H&B) GmbH	Germany

Mirion Technologies (Canberra) GmbH	Germany

Mirion Technologies (IST) Limited	United Kingdom

Mirion Technologies (Canberra UK) Limited	United Kingdom

Mirion Technologies (UK Holdco), Ltd.	United Kingdom

Mirion Technologies (HK) Limited	Hong Kong

Mirion Commercial (Beijing) Co., Ltd.	China

Mirion Technologies (IST Canada) ULC	British Columbia, Canada

Mirion Technologies (Canberra CA) Ltd.	Ontario, Canada

Mirion Technologies (Canberra BNLS) NV	Zellik, Belgium

Mirion Technologies (Canberra Olen) NV	Olen, Belgium

Mirion Technologies (Canberra) KK	Japan

Mirion Technologies (Dosimetry Services) B.V.	Netherlands

Mirion Technologies (Luxembourg) S.à r.l.	Luxembourg

Mirion Technologies (Capintec), Inc.	Delaware, USA

Mirion Technologies (Premium Analyse) SAS	France

Mirion Technologies (Selmic) Oy	Finland

Mirion Technologies Selmic Baltic OÜ	Estonia

Mirion Medical GmbH	Germany

Sun Nuclear Corp.	Florida, USA

Sun Nuclear GmbH	Germany

Sun Nuclear B.V.	Netherlands

Dosimetry Badge, LLC	Connecticut, USA